UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 23, 2026
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55983	83-1561918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

9 Old Lincoln Highway, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

(484) 568-5000 Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	MRBK	The NASDAQ Stock Market

EXPLANATORY NOTE
This Amendment to Current Report on Form 8‑K (the "Amendment") amends the original report filed by Meridian Corporation (the "Corporation") with the Securities and Exchange Commission on April 23, 2026 (the “Original Form 8‑K”). The Original Form 8‑K furnished results for first quarter 2026 in a press release dated April 23, 2026 under Items 2.02 and 9.01 as Exhibit 99.1, and supplemental information in an earnings supplement slide deck dated April 23, 2026 under Items 7.01 and 9.01 as Exhibit 99.2. Subsequent to releasing these results and supplemental information, the Corporation became aware of a loan status change from the lead participant bank (the "financial institution") in connection with the financial institution's release of its first quarter earnings. The financial institution that participated the loan to us had placed the loan that the Corporation participated in on nonaccrual status and recorded a significant charge-off as of March 31, 2026.

The financial institution informed the Corporation that they had recently obtained an updated appraisal in April 2026 which showed a significantly lower value than the original appraisal at the time of the Corporation's participation. The loan is secured by a first lien on the leasehold interests of an approximately 190,000 square foot Class A office property with multiple buildings and tenants, located in Bucks County, PA. The loss of a large tenant as well as cash flow requirements of the borrower’s other properties (which the Corporation has not financed) caused this financial institution to place their loan on nonaccrual status.

Due to the loan status change to nonaccrual status and charge-off that the lead participant bank recorded as of March 31, 2026, the Corporation's portion of this loan was also placed on nonaccrual status and a charge-off of $3.9 million was recorded in the Corporation's condensed consolidated financial statements, along with an additional provision for credit losses of $3.5 million. As a result of this charge-off and additional provision for credit losses, net income for the quarter ended March 31, 2026 was $2.0 million, reduced by $2.7 million from a previously reported $4.7 million, after tax effecting.

Item 2.02.            Results of Operations and Financial Condition.
A copy of the Corporation's revised first quarter 2026 earnings press release, to reflect the changes to its first quarter 2026 revised provision for credit losses, allowance for credit losses, net income, and related metrics described in the Explanatory Note above, is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

This Amendment is not intended to, nor does it, reflect any other events occurring after the filing of the Original Form 8-K and the Corporation's first quarter 2026 earnings press release and earnings supplement slides that were included with the Original Form 8-K, other than to reflect the changes impacted by the foregoing.

The Corporation is not yet due to file its Form 10-Q for the three-month period ended March 31, 2026 but expects to file by the due date. When this Form 10-Q is filed, the results for the three-month period ended March 31, 2026 reflected in this Amendment including Exhibits 99.1 and 99.2 attached hereto will be presented in the Corporation's unaudited consolidated financial statements and related footnotes.

Item 7.01.     Regulation FD Disclosures.
A copy of the Corporation's revised first quarter 2026 earnings supplement slides, to reflect the changes to its first quarter 2026 revised provision for credit losses, allowance for credit losses, net income, and related metrics described in the Explanatory Note above, is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

The information contained in Items 2.02 and 7.01 of this Amendment, including Exhibits 99.1 and 99.2 being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.            Financial Statements and Exhibits.
(d)    Exhibits.
99.1        Revised Earnings Release, issued May 4, 2026
99.2        Revised Earnings Supplement, issued May 4, 2026

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Revised Earnings Release, issued May 4, 2026

99.2	Revised Earnings Supplement, issued May 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN CORPORATION (Registrant)

Dated: May 4, 2026

	By:	/s/ Denise Lindsay
Denise Lindsay
Executive Vice President and Chief Financial Officer